Exhibit 10.7

SHAREHOLDERS’ AGREEMENT

by and among

WANDA SPORTS & MEDIA (HONG KONG) HOLDING CO. LIMITED

INFRONT INTERNATIONAL HOLDINGS AG

THE CO-INVESTORS LISTED ON SCHEDULE A

and

WANDA SPORTS GROUP COMPANY LIMITED

Dated May 27, 2019

6.3	Equity Financing	23

6.4	IDG’s Right to Appoint Board Observer	23

6.5	Dividend	23

6.6	Prevailing Agreement	23

6.7	Termination	23

Section 7 FINANCIAL INFORMATION		23

7.1	Financial Information	23

7.2	Termination	24

Section 8 BANKRUPTCY AND MATERIAL ADVERSE CHANGE		24

8.1	Bankruptcy and Material Adverse Change	24

8.2	Termination	26

Section 9 DEMAND REGISTRATIONS		26

9.1	Registration Other Than on Form F-3 or Form S-3	26

9.2	Registration on Form F-3 or Form S-3	26

9.3	Right of Deferral	27

9.4	Underwritten Offerings	27

Section 10 PIGGYBACK REGISTRATIONS		28

10.1	Registration of the Company’s Securities	28

10.2	Right to Terminate Registration	28

10.3	Underwriting Requirements	28

10.4	Exempt Registrations	29

Section 11 REGISTRATION PROCEDURES		29

11.1	Registration Procedures and Obligations	29

11.2	Information from Holder	31

11.3	Expenses of Registration	31

11.4	Delay of Registration	31

Section 12 REGISTRATION RELATED INDEMNIFICATION		32

12.1	Company Indemnity.	32

12.2	Holder Indemnity	33

12.3	Notice of Indemnification Claim	33

12.4	Contribution	34

12.5	Underwriting Agreement	34

12.6	Survival	34

Section 13 ADDITIONAL REGISTRATION RELATED UNDERTAKINGS		34

13.1	Reports under the Exchange Act	34

13.2	“Market Stand-Off” Agreement	35

13.3	Termination of Registration Rights	36

13.4	Intent	36

Section 14 TERMINATION		36

14.1	Termination	36

14.2	Effect of Termination	36

14.3	Termination of Certain Provisions in the Existing Investment Agreement	36

Section 15 CONFIDENTIALITY		36

15.1	General	36

15.2	Disclosure to Representatives	37

15.3	Other Exceptions	37

15.4	Notification	37

15.5	Publicity	38

Section 16 NOTICES		38

16.1	Notices	38

16.2	Contact Information	38

Section 17 MISCELLANEOUS PROVISIONS		39

17.1	Further Assurance	39

17.2	Entire Agreement	39

17.3	Amendments and Waivers	39

17.4	Costs	40

17.5	Severance	40

17.6	Third Party Rights	40

17.7	Successors and Assigns	40

17.9	Effectiveness and Validity	40

17.10	Aggregation of Shares	40

17.11	Shareholders’ Agreement to Control	40

Section 18 GOVERNING LAW AND JURISDICTION		41

18.1	Governing Law	41

18.2	Arbitration	41

Schedule A: List of Shareholders and Ownership and Voting Rights

Exhibit A: Form of Deed of Adherence for A Transferee

SHAREHOLDERS’ AGREEMENT

This Shareholders’ Agreement (this “Agreement”) is made and entered into as of May 27, 2019 by and among:

(1)                                 WANDA SPORTS GROUP COMPANY LIMITED, a limited liability company incorporated and existing under the laws of Hong Kong with its registered office at Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (the “Company”);

(2)                                 WANDA SPORTS & MEDIA (HONG KONG) HOLDING CO. LIMITED, a limited liability company incorporated and existing under the laws of Hong Kong with its registered office at Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (“HoldCo1”);

(3)                                 INFRONT INTERNATIONAL HOLDINGS AG, a corporation incorporated and existing under the laws of Switzerland with its registered office at Grafenauweg 2, 6304 Zug, Switzerland (the “IIHAG”, together with HoldCo1, the “Wanda HoldCos” and each a “Wanda HoldCo”); and

(4)                                 Each of the Persons listed on Schedule A hereto under “Co-Investors” (collectively referred to as the “Co-Investors” and individually as a “Co-Investor”).

The above parties are hereinafter referred to as the “Parties” and each a “Party”.

RECITALS

A.                                    Wanda HoldCos currently collectively own, legally and beneficially, all of the issued share capital of the Company.

B.                                    On April 8, 2019, the Company, HoldCo1, the Co-Investors and other parties thereto entered into a share exchange agreement (the “Share Exchange Agreement”) for the transfer of certain Shares (as defined below) by HoldCo1 to the Co-Investors in exchange for certain ordinary shares of Wanda Sports & Media Co. Limited, a limited liability company incorporated and existing under the laws of the Cayman Islands, held by the Co-Investors.

C.                                    It is a condition precedent of the Completion (as defined below) that the Parties enter into this Agreement to set forth certain rights and obligations of the Parties with respect to the management and operation of the Company and certain registration rights of the Shareholders.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree to enter into this Agreement on the following terms:

SECTION 1

DEFINITIONS AND INTERPRETATION

1.1                               Definitions.

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person (the “Subject Person”) means (a) in the case of a Subject Person other than a natural person, means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a Person who is a natural person, (i) any other natural person who is an Immediate Family Member of such natural person, and (ii) any company or trust which is directly or indirectly Controlled by such natural person or any of his Immediate Family Members.

“Applicable Securities Laws” means the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States.

“Articles” means the amended and restated articles of association of the Company, dated March 6, 2019, as may be amended from time to time.

“Bankruptcy Event” means, in relation to a Person, if such Person:

(a)                                 applies for or consents to the appointment of a receiver, trustee, custodian or liquidator (or similar officer) of itself or a substantial part of its property;

(b)                                 becomes subject to the control by a receiver, trustee, custodian or liquidator (or similar officer) in respect of itself or a substantial part of its property (where such appointment is not terminated or discharged within twenty (20) Business Days);

(c)                                  makes an assignment of a substantial part of its property for the benefit of its creditors;

(d)                                 fails generally, or acknowledges in writing its inability, to repay any indebtedness as the same becomes due;

(e)                                  initiates any proceedings under any federal, provincial or state bankruptcy, reorganization, receivership, insolvency or other similar laws affecting the creditors’ rights generally, or, files a petition or answer for the purpose of seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it;

(f)                                   becomes subject to any involuntary proceedings under any federal, provincial or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within twenty (20) Business Days of filing; or

(g)                                  liquidates, winds up or dissolves (or suffers any liquidation, winding-up or dissolution).

“Board” means the board of directors of the Company.

“Business Day” means a day (other than a Saturday, Sunday or public holiday) when banks in Hong Kong and the PRC are open for business.

“Charter Documents” means, with respect to a particular legal entity, the memorandum of association, articles of association, bylaws, articles of incorporation, articles of organization, limited liability company agreement, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, with the rights, privileges and restrictions as set forth in the Articles.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, with the rights, privileges and restrictions as set forth in the Articles, which are automatically converted into Class A Ordinary Shares when transferred to any Person that is not Dalian Wanda Group Co., Ltd. or any of its Affiliates.

“CMC” means Orient Pearl Media Sports Holdings Limited.

“Co-Investor Initiating Holder(s)” means, (i) with respect to a request duly made under Section 9.1 to Register any Registrable Securities, a Holder or Holders of at least fifty percent (50%) of the Registrable Securities owned by all of the Co-Investors and (ii) with respect to a request duly made under Section 9.2 to Register any Registrable Securities, a Holder or Holders of at least thirty percent (30%) of the Registrable Securities owned by all of the Co-Investors.

“Commission” means the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act.

“Competitor” means any Person engaged in business that is in direct competition with the principal business of the Group on a worldwide basis (for the avoidance of doubt, a Shareholder shall not be deemed as a Competitor by holding any Equity Securities).

“Completion” has the meaning set forth in the Share Exchange Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and includes (x) ownership directly or indirectly of more than fifty percent (50%) of the shares in issue or other equity interests of such person, (y) possession directly or indirectly of more than fifty percent (50%) of the voting power of such Person or (z) the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such Person, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Cooperation Agreement Term Sheet” means the term sheet agreed among the Company, Dalian Wanda Group Co., Ltd. and Wanda Culture Holding Co. Limited, which has been provided to the Co-Investors on the date of this Agreement.

“Corresponding Transferee Ratio” as of any date means, in respect of a Transferee Shareholder, the ratio represented by the total number of Equity Securities held by such Transferee Shareholder divided by the total number of Equity Securities held by all Shareholders (other than the Selling Shareholder) as of such date.

“Director” means a director serving on the Board.

“Disposal” means the direct or indirect sale, transfer, creation of an Encumbrance over, creation of a trust over, grant of any option over, or assignment of the right to vote attached to, a share, or any other disposition of a share or any beneficial interest in any asset, including a distribution in kind by way of trust, or the agreement to do any of the things aforementioned, and “Dispose” shall be interpreted accordingly.

“Encumbrance” means any interest or equity of any Person (including any right to acquire, option, warrant or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, title retention or any other security agreement or arrangement, other than (i) that arising in the ordinary course of business on the delivered goods or performed services or in connection with this Agreement or the Articles, and (ii) liens created by the operation of law.

“Equity Securities” shall mean, any shares or other equity securities, or any options, warrants or other rights convertible, exercisable or exchangeable for any shares or other equity securities of the Company.

“Equity Incentive Plan” means the Company’s equity incentive plan effective upon the completion of an IPO, under which Class A Ordinary Shares in the aggregate representing five percent (5%) of the issued Shares immediately after the completion of the IPO (which aggregate number may, under the circumstance that the Company undertakes an issuance of Shares for cash consideration (other than any issuance of Shares made under an Equity Incentive Plan or upon exercise of any awards granted under an Equity Incentive Plan) during the period from the next date of completion of the IPO to May 31, 2023, be automatically increased to represent five percent (5%) of the issued Shares immediately after the completion of such issuance), shall be reserved for issuance from time to time to certain management members of the Group, and any other equity incentive plan of the Company for other management members and key employees of the Group approved by the Board.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Investment Agreement” means the Equity Interest Subscription and Shareholders Agreement (有关 Wanda Sports & Media Co. Limited 的股权认购及股东协议), dated July 2, 2015, by and among HoldCo1, Wanda Sports & Media Co. Limited and the Co-Investors and certain other parties thereto.

“Governmental Authority” means any government or any department, bureau, commission, court, official, political subdivision, tribunal or other instrumentality of any government, whether national, provincial or local, domestic or foreign.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group” means the Company and its Subsidiaries and “Group Member” means any of them.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their Permitted Transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IDG” means, collectively, IDG-Accel China Capital II L.P., IDG-Accel China Capital II Investors L.P., IDG China Capital Fund III L.P., IDG China Capital III Investors L.P. and Achieve Square Holdings Limited.

“Immediate Family Members” means, with respect to any natural person, (a) such Person’s spouse, parents, grandparents, children, grandchildren and siblings , and (b) spouses of such Person’s children, grandchildren and siblings.

“Initiating Holder(s)” means the Wanda Initiating Holder(s) and the Co-Investor Initiating Holder(s).

“IPO” means the first underwritten public offering of the Shares (or depositary receipts or depositary shares therefor) of the Company on a stock exchange in the United States of America or on another internationally recognized stock exchange.

“Permitted Transferee” means, with respect to a Shareholder, any of:

(a)                                 its wholly-owned subsidiary;

(b)                                 a holding company holding the entire issued share capital of such Shareholder;

(c)                                  a wholly-owned subsidiary of any holding company referred to in the foregoing clause (b);

(d)                                 in relation to IDG, other funds within the IDG group or other funds managed by IDG teams, or any wholly owned Subsidiary of any of the funds aforementioned;

(e)                                  in relation to each Wanda Holdco, its Affiliates or any wholly owned Subsidiaries of such Affiliates;

(f)                                   in relation to CMC, other funds (or investment management company whose operation is similar to a fund) within the CMC group or other funds (or investment management company whose operation is similar to a fund)

managed by the CMC team, or any wholly owned subsidiary of such funds or investment management company; and

(g)                                  in relation to Reorient, in addition to any person listed in the foregoing clauses (a) to (c), any company (established within or outside of PRC) established or controlled by the shareholder(s) which control(s) a 100% interest in Reorient, and other funds (or investment management company whose operation is similar to a fund) managed by the Reorient team, or any wholly owned subsidiary of such funds or investment management company.

but excluding any Competitor.

“Person” means an individual or an entity, including a corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity, or any Governmental Authority.

“PRC” means the People’s Republic of China and for the purpose of this Agreement shall exclude Hong Kong, Taiwan and the Special Administrative Region of Macau.

“Proportionate Portion” as of any date means, the fraction calculated by dividing the number of Equity Securities held by a Shareholder by the total number of Equity Securities in issue held by all Shareholders as of such date.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings correlative to the foregoing.

“Registrable Securities” means (i) any Class A Ordinary Shares acquired by any Co-Investor under the Share Exchange Agreement, (ii) any Class A Ordinary Shares acquired by a Co-Investor, (iii) any Class A Ordinary Shares issued or issuable upon conversion of any Class B Ordinary Shares held by Wanda Holdcos (whether or not such conversion occurs prior to or only upon the closing of any planned sale of Class B Ordinary Shares), or (iv) any Class A Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any securities of the Company described in clauses (i) to (iii) above, excluding in all cases any of the foregoing sold by any Co-Investor in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities that have been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold pursuant to Rule 144 promulgated under the Securities Act.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Reorient” means collectively, China Point (CAY) Special Situations Fund SPC — acting for the benefit of and on behalf of China Point Special Situations Fund I SP, and Zhu Xiang International Investment Limited.

“Securities Act” means the United States Securities Act of 1933 and the rules or regulations promulgated thereunder, as amended and interpreted from time to time.

“Shareholders” means the shareholders of the Company set forth in the Company’s register of members from time to time who are party to this Agreement.

“Shares” means Class A Ordinary Shares and Class B Ordinary Shares.

“Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, Controls.

“Wanda Initiating Holder(s)” means, (i) with respect to a request duly made under Section 9.1 to Register any Registrable Securities, a Holder or Holders of at least fifty percent (50%) of the Registrable Securities owned by both of the Wanda Holdcos and (ii) with respect to a request duly made under Section 9.2 to Register any Registrable Securities, a Holder or Holders of at least thirty percent (30%) of the Registrable Securities owned by both of the Wanda Holdcos.

1.2                               Terms Defined Elsewhere in this Agreement. The following terms have the meanings set forth in the Sections set forth below:

Term	Section
“Acceptance Notice”	Section 3.2(b)
“Acceptance Period”	Section 3.2(a)
“Accepting Shareholder”	Section 2.1(d)
“Additional Disposal Shares”	Section 4.4(a)(ii)
“Additional Equity Securities”	Section 2.1(c)(i)
“Additional Sale Shares”	Section 3.2(b)(ii)
“Additional Shareholders”	Section 2.1(e)(ii)
“Agreement”	Preamble
“Arbitration Board”	Section 18.2(a)
“Company”	Preamble
“Compulsory Disposal”	Section 4.1(b)
“Corresponding Ratio”	Section 4.2(a)
“Co-Investor” and “Co-Investors”	Preamble
“Deed of Adherence”	Section 17.7
“Disposal Acceptance Period”	Section 4.4(a)
“Disposal Notice”	Section 4.2
“Disposal Price”	Section 4.2(b)
“Disposal Shares”	Section 4.2(a)
“Drag-Along Right”	Section 4.3(a)
“Drag-Along Shares”	Section 4.4(a)
“Election Notice”	Section 4.3(a)
“Exempt Registrations”	Section 10.4
“Fair Market Value”	Section 8.1(c)
“HoldCo1”	Preamble
“IIHAG”	Preamble
“Independent Expert”	Section 8.1(c)
“Independent Expert Certificate”	Section 8.1(c)
“HKIAC Arbitration Rules”	Section 18.2(a)

Term	Section
“IDG Observer”	Section 6.4
“Lock-up Period”	Section 13.2(a)
“Notice”	Section 2.1(b)
“Notice of Sale”	Section 3.2(a)
“Offer”	Section 2.1(a)
“Party” and “Parties”	Preamble
“Relevant Notice”	Section 8.1(a)
“Relevant Shareholder”	Section 8.1(a)
“Representatives”	Section 15.2
“Required Disposal”	Section 3.1(b)
“Sale Price”	Section 3.2(a)(ii)
“Sale Shares”	Section 3.2(a)
“Selling Shareholder”	Section 3.2(a)
“Share Exchange Agreement”	Recitals
“Tag-Along Notice”	Section 4.7(a)
“Tag-Along Period”	Section 4.7(a)
“Tag-Along Shares”	Section 4.7(a)
“Transfer Offer”	Section 3.2(a)
“Transferee Shareholder”	Section 3.2(b)
“Violation”	Section 12.1(a)
“Wanda HoldCo” and “Wanda HoldCos”	Preamble

1.3                               Interpretation.

In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)                                 Section and Schedule headings do not affect the interpretation of this Agreement.

(b)                                 Unless the context otherwise requires, words in the singular include the plural and in the plural include the singular.

(c)                                  Unless the context otherwise requires, a reference to one gender includes a reference to the other genders.

(d)                                 Writing or written includes faxes and e-mail.

(e)                                  References to section and schedules are to the section and schedules of this Agreement; references to paragraphs are to paragraphs of the relevant schedule.

(f)                                   Reference to this Agreement includes this Agreement as amended or varied in accordance with its terms.

(g)                                  The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(h)                                 Any words following the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

(i)                                     References to “law” shall include all applicable laws, regulations and rules of any Governmental Authority, Governmental Orders, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(j)                                    In calculations of share numbers, (i) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged, and (ii) references to a “non-diluted basis” mean that the calculation is to be made taking into account only Shares then in issue. Any reference to a number or price of Shares shall be appropriately adjusted to reflect any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the shares of the Company.

SECTION 2

ISSUANCE OF EQUITY SECURITIES

2.1                               Pre-Emptive Right. Subject to Section 2.2,

(a)                                 before any Equity Securities are issued, the Company shall first offer them on the same terms to each Shareholder for subscription for cash consideration (an “Offer”). The Equity Securities shall be offered to all Shareholders in proportion to the Proportionate Portion of each Shareholder as at the close of business on the Business Day prior to the date of the Offer. A Shareholder may subscribe all, some, or none of the Equity Securities offered to it;

(b)                                 for each Offer, the Company shall give notice in writing to the Shareholders (“Notice”), specifying:

(i)                                     the number of Equity Securities which such Shareholder is offered;

(ii)                                  the subscription price and other terms and conditions upon which the Company proposes to issue such Equity Securities; and

(iii)                               a time period (being not less than fifteen (15) Business Days from the date of the Notice) within which such Shareholder is entitled to accept the Offer. If a Shareholder fails to accept the Offer in writing (either in whole or in part) within the proposed time period, such Shareholder shall be deemed to have irrevocably declined the Offer;

(c)                                  each Shareholder who accepts the Offer shall confirm either:

(i)                                     that it would accept, on the same terms, the offer of the Equity Securities which have not been taken up by other Shareholders (specifying the maximum number of such Equity Securities that it is willing to accept) (“Additional Equity Securities”); or

(ii)                                  that it would not accept the offer of any Additional Equity Securities;

(d)                                 if a Shareholder that accepts an Offer fails to give a confirmation pursuant to Section 2.1(c)(i) or 2.1(c)(ii), it shall be deemed to have not accepted the offer of any Additional Equity Securities, and the Additional Equity Securities shall be allocated for subscription by each Shareholder who has confirmed that it will accept the offer of the Additional Equity Securities (each an “Accepting Shareholder”). The number of the Additional Equity Securities to be allocated to an Accepting Shareholder shall be calculated with reference to the fraction calculated by dividing the number of Equity Securities held by such Shareholder by the total number of Equity Securities held by all Accepting Shareholders, provided that no such Shareholder shall be allocated a number of Additional Equity Securities which is greater than the maximum number of Additional Equity Securities that such Shareholder has confirmed that it is willing to accept in its response to the Notice;

(e)                                  if after the first round of allotment of Additional Equity Securities:

(i)                                     there remain any Additional Equity Securities which have not been allotted; and

(ii)                                  any one or more Shareholders (the “Additional Shareholders”) have expressed in their responses to the Notice that it/they will accept a greater number of Additional Equity Securities than the number of Additional Equity Securities thus far allotted to it/them then the remaining Additional Equity Securities shall be allotted to each Additional Shareholder in proportion to the number of Equity Securities held by such Shareholder divided by the total number of Equity Securities held by all Additional Shareholders, as at the close of business on the day prior to the date of Offer, provided that no such Shareholder shall be allocated a number of Additional Equity Securities which is greater than the maximum number of Additional Equity Securities that such Shareholder has confirmed it is willing to accept in its response to the Notice.

Additional Equity Securities shall continue to be allocated for subscription on this basis until either all of the Additional Equity Securities have been allocated and subscribed for or all the requests for the allocation of Additional Equity Securities for subscription specified in the responses to the Notice have been satisfied.

(f)                                   without prejudice to any approvals required by any applicable laws, the Directors may, at any time during the period within fifteen (15) Business Days following the end of the period for acceptance of the Offer, to allot and procure the allotment to any Person (other than a Competitor) any Additional

Equity Securities which have been Offered to the Shareholders pursuant to Section 2.1(a) to (e) but not subscribed for in accordance therewith:

(i)                                     on the same terms and conditions offered to the Shareholders; and

(ii)                                  in such manner as the Board (acting in good faith) considers to be most beneficial to the Group, provided that:

(A)                               if such Person subscribes for Equity Securities, no such Equity Securities shall be issued to such Person until that person has delivered to the Company a duly executed Deed of Adherence;

(B)                               if any Additional Equity Securities are not accepted by or offered to such Person, such Additional Equity Securities shall no longer be offered to such Person or any other Person after the expiration of the aforesaid period unless the procedures set out in Section 2.1 and Section 2.2 are performed again by the Company.

(g)                                  if an allotment referred to in this Section 2.1 will result in a fractional entitlement, the Board may in its absolute discretion round up or down such fractional entitlement, provided that such rounding does not result in a Shareholder being allocated with a number of Equity Securities which exceeds the maximum number that it is willing to accept and pay for as specified in its response to the Notice.

2.2                               Exclusions. Section 2.1 shall not be applicable to the allotment and/or issue of Equity Securities if an allotment and/or issue of Equity Securities is made:

(a)                                 in connection with the IPO or a reorganization for the purpose of the IPO;

(b)                                 to each Shareholder or its Permitted Transferee and such allotment and/or issue in proportion to the aggregate shareholding of such Shareholder and its Permitted Transferee in the Company at that time;

(c)                                  under an Equity Incentive Plan;

(d)                                 in connection with any share split, share dividend or other similar event;

(e)                                  upon conversion, exercise or exchange of Equity Securities that have been issued as of the date hereof or in accordance with this Agreement; or

(f)                                   with the written approvals of the Company (by a resolution of the Board) and all the Shareholders.

2.3                               Termination. The provisions of this Section 2 shall terminate upon completion of an IPO.

SECTION 3

DISPOSAL OF EQUITY SECURITIES BY CO-INVESTORS

3.1                               Transfer Restrictions. The Co-Investors and their respective Permitted Transferee(s) shall not Dispose of any Equity Securities prior to the IPO unless:

(a)                                 they have obtained the prior written consent of all Shareholders ;

(b)                                 the Disposal is a transfer by a Co-Investor to its Permitted Transferee(s), provided that if any such Permitted Transferee ceases to be or intends not to be a Permitted Transferee of such Co-Investor, such Permitted Transferee shall Dispose of Equity Securities to another Permitted Transferee of the such Co-Investor (a “Required Disposal”) within eight (8) Business Days following the date when it ceases to be such Co-Investor’s Permitted Transferee; or

(c)                                  the Disposal of Equity Securities is effected pursuant to Sections 3.2, 4.3 to 4.6, 4.7 or Section 8.

3.2                               Right of First Refusal in the Event of Disposal by a Co-Investor.

(a)                                 In any event a Co-Investor or its Permitted Transferee(s) (the “Selling Shareholder”) intends to Dispose of Equity Securities (the “Sale Shares”) (other than a Disposal of Equity Securities made pursuant to Section 3.1(a) or (b), Sections 4.3 to 4.6, 4.7 or Section 8), then it shall, prior to any such Disposal of Equity Securities, serve notice of such intended Disposal (a “Notice of Sale”) on other Shareholders and the Company, which shall constitute an irrevocable offer to sell the Sale Shares to the other Shareholders (a “Transfer Offer”). A Notice of Sale shall:

(i)                                     specify the number of the Equity Securities that are subject to the Disposal;

(ii)                                  specify the sale price of each Sale Share (the “Sale Price”);

(iii)                               indicate an acceptance period (the “Acceptance Period”) for the other Shareholders which shall be a period of twenty (20) Business Days from the date on which the Company receives such Notice of Sale from the Selling Shareholder;

(iv)                              be accompanied by the sale agreement, memorandum of understanding or list of major terms of the Disposal of the Equity Securities; and

(v)                                 specify the identity of the proposed transferee(s) and its/their ultimate beneficial owner(s).

(b)                                 Any Shareholder other than the Selling Shareholder (a “Transferee Shareholder”) may, at any time within the Acceptance Period, give written notice (an “Acceptance Notice”) to the Company and the Selling Shareholder accepting the offer made by the Selling Shareholder in the Notice of Sale to purchase:

(i)                                     the number of shares which is calculated by multiplying such Transferee Shareholder’s Corresponding Transferee Ratio by the number of Sale Shares; and

(ii)                                  the number of Sale Shares which are not accepted by other Shareholders under Section 3.2(b)(i) (specifying the maximum number of such Sale Shares that it is willing to purchase) (“Additional Sale Shares”) (if a Transferee Shareholder does not specify the number of Additional Sale Shares in its Acceptance Notice, such Transferee Shareholder shall be deemed to have confirmed that it is not willing to purchase any Additional Sale Shares). If the aggregate number of Sale Shares to be purchased by the Transferee Shareholders as specified in their Acceptance Notice exceeds the total number of Sale Shares, then the Additional Sale Shares will be allocated to those Transferee Shareholders who have confirmed that they are willing to purchase Additional Sale Shares in proportion to, for each such Transferee Shareholder, the ratio calculated by dividing the total shareholdings of such Transferee Shareholder in the Company by the shareholding of all the Transferee Shareholders that have confirmed that they are willing to purchase Additional Sale Shares.

(c)                                  Any Transferee Shareholder that does not deliver an Acceptance Notice within the Acceptance Period shall be deemed to have irrevocably declined a Transfer Offer in full. The Company shall notify all Shareholders in writing within five (5) Business Days following the date of the expiration of the Acceptance Period.

(d)                                 If an allotment referred in Section 3.2(b) will result in a fractional entitlement, the Board may at its absolute discretion round up or down such fractional entitlement, provided that such rounding does not result in a Transferee Shareholder being allocated with a number of Sale Shares greater than the number of Sale Shares it is willing to purchase as specified in its Acceptance Notice.

(e)                                  If a Transferee Shareholder has delivered the Acceptance Notice pursuant to Section 3.2(b) to purchase all the Sale Shares, then:

(i)                                     the Selling Shareholder shall sell the Sale Shares to such Transferee Shareholder who has delivered the Acceptance Notice; and

(ii)                                  such Transferee Shareholder who served the Acceptance Notice shall purchase such Sale Shares.

The Selling Shareholder shall warrant its complete title to the Sale Shares and that such Sale Shares are free of any Encumbrances.

(f)                                   Subject to Section 3.4, if a Transferee Shareholder has served the Acceptance Notice in respect of all the Sale Shares, within twenty (20) Business Days after expiration of the Acceptance Period:

(i)                                     such Transferee Shareholder who has delivered the Acceptance Notice pursuant to Section 3.2(b) shall:

(A)                               pay the Selling Shareholder an amount equal to the Sale Price multiplied by the number of Sale Shares being acquired by such Transferee Shareholder; and

(B)                               do all such things that are necessary to be done by such Transferee Shareholder for completing the acquisition of such Sale Shares.

(ii)                                  the Selling Shareholder shall do all such things that are necessary to be done by the Selling Shareholder for completing the sale of the Sale Shares to such Transferee Shareholder, including the provision of share certificates (if any) of such Sale Shares to the such Transferee Shareholder.

(g)                                  All Shareholders shall, to the extent permitted by applicable laws, procure that on the date of Disposal, a meeting of the Board shall be held to approve such Disposal, and to register the Disposal of such Sale Shares in the register of members of the Company.

(h)                                 To the extent Section 6.4 is applicable, IDG shall, immediately after it and its Affiliates cease to hold no less than seventy-five percent (75%) of the Shares it acquired under the Share Exchange Agreement, procure the board observer nominated by it to resign as soon as practical.

(i)                                     If the Transferee Shareholders have not acquired all of the Sale Shares under this Section 3.2, the Selling Shareholder may, subject to Section 3.5, Dispose of all the Sale Shares to the proposed transferee specified in the Notice of Sale on terms and Sale Price no more favourable (with regard to the proposed transferee) than those set out in the Notice of Sale, provided that the Selling Shareholder shall, within three (3) Business Days after entering into the transfer documents and/or agreements (if any) with such transferee in respect of such Sale Shares, provide the Company with the following documents for the inspection by all Shareholders: (A) copies of the executed transfer documents and/or agreements (if any); and, (B) if the transferee is a new Shareholder, a copy of the Deed of Adherence duly executed by such transferee.

(j)                                    Subject to Section 3.4, if the Selling Shareholder fails to sell the Sale Shares within sixty (60) Business Days after the expiration of the Acceptance Period, it may not sell any of such Sale Shares without giving another Notice of Sale and complying with the requirements under this Section 3.2 again.

3.3                               Refusal to Register.

(a)                                 Subject to the requirements imposed by applicable laws, the Directors may not register any transfer of Shares which does not comply with Section 3, Section

4 or Section 8. Any Disposal made in breach of this Section 3.3(a) shall be invalid.

(b)                                 To ensure that a Disposal of Equity Securities complies with this Section 3, the Board may request a Shareholder intending to Dispose of Equity Securities or the transferee named in the Disposal documents lodged for registration to provide such information and evidence as the Board may reasonably consider necessary or relevant to enable the Board to consider whether any Disposal of Equity Securities is in breach of this Agreement or whether any Shareholder is obligated to make a Required Disposal with regard to Equity Securities. If such Shareholder or transferee fails to provide the requested information or evidence to the satisfaction of the Directors (acting reasonably) within twenty (20) Business Days after the request is made by the Board, the Board may refuse to register the transfer of such Equity Securities.

3.4                               Extension. If the Disposal of any Sale Share cannot be completed within the period set out in Section 3.2(f) or within the period set out in Section 3.2(j) because such Disposal would violate applicable laws if the approval of Governmental Authorities is not obtained, then the time period for completing such Disposal shall be deemed to be extended by an additional period of not exceeding sixty (60) Business Days from the expiration of the original time period (or such other period as may be agreed in writing by the Selling Shareholder and all other Shareholders). The Selling Shareholder and the transferee shall use their best endeavours to ensure that the relevant regulatory approval(s) will be obtained in a timely manner.

3.5                               No Disposal to Competitors.

No Co-Investor may Dispose of Equity Securities to a Competitor in any event without the prior written consent of Wanda Holdcos.

3.6                               Commitment. Each of the Co-Investors severally undertakes that commencing from the date of an IPO:

(a)                                 Such Co-Investor will comply with the applicable laws of the jurisdiction in which such IPO takes place, the listing rules and/or regulations related thereto and imposed by the applicable Governmental Authorities in relation to the Disposal of Equity Securities (if any); and

(b)                                 If the underwriters participating in such IPO seek to impose any requirements in relation to the Disposal of Equity Securities, the Co-Investors shall negotiate in good faith with the Company, Wanda Holdcos and other parties related thereto in order to satisfy the requirements of the underwriters wherever practicable.

3.7                               Waiver. Each of Wanda Holdcos and the Co-Investors acknowledges that, in respect of the transactions contemplated under the Share Exchange Agreement, it waives any right it may have under Section 10 of the Existing Investment Agreement and/or Article 8A of the second amended and restated articles of association of Wanda Sports & Media Co. Limited.

3.8                               Termination. The provisions of this Section 3 (other than Sections 3.6 and 3.7 shall terminate upon completion of an IPO.

SECTION 4

DISPOSAL OF EQUITY SECURITIES BY WANDA HOLDCOS

4.1                               Transfer Restrictions. Neither Wanda Holdco may Dispose of Equity Securities prior to an IPO except in any of the following circumstances:

(a)                                 it has obtained the prior written consent of all the Shareholders;

(b)                                 a Wanda Holdco transfers Equity Securities to any of its Permitted Transferee, provided that if any such Permitted Transferee of Equity Securities ceases to be or intends not to be a Permitted Transferee of such Wanda Holdco, such Permitted Transferee shall Dispose of Equity Securities to another Permitted Transferee of such Wanda Holdco (the “Compulsory Disposal”) within eight (8) Business Days following the date when it ceases to be a Permitted Transferee of such Wanda Holdco;

(c)                                  such Disposal of Equity Securities is made in accordance with Sections 4.3 to 4.6; or

(d)                                 the Disposal of Equity Securities does not contravene the provisions in Sections 4.3 to 4.7.

4.2                               Disposal by Wanda Holdcos. In the event one or both Wanda Holdcos propose to Dispose of Equity Securities (other than a Disposal of Equity Securities made in accordance with Section 4.1(a) or 4.1(b), such Wanda Holdco(s) shall serve notice (a “Disposal Notice”) on the Company and the other Shareholders before such Disposal. A Disposal Notice shall state:

(a)                                 the number of Equity Securities that such Wanda Holdco(s) intend to Dispose of (the “Disposal Shares”) and the ratio represented by the number of Disposal Shares divided by the total number of Equity Securities held by both Wanda Holdcos as at such date of Disposal Notice (the “Corresponding Ratio”);

(b)                                 the proposed sale price of each Disposal Share (the “Disposal Price”);

(c)                                  the proposed date of transfer;

(d)                                 the sale agreement, memorandum of understanding or list of major terms of the Disposal of Equity Securities; and

(e)                                  the identity of the proposed transferee or transferees and the ultimate beneficial.

4.3                               Drag-Along Right of Wanda Holdcos.

(a)                                 In the event Wanda Holdcos intend to Dispose of all Equity Securities they hold to a Person not being its Permitted Transferee (i.e. other than a Disposal of Equity Securities made pursuant to Section 4.1(b)), subject to Sections 4.3(d) and 4.4, Wanda Holdcos shall have the right (“Drag-Along Right”) to specify in the Disposal Notice and require other Shareholders to sell all Equity Securities held by such Shareholders to the proposed transferee set out in the Disposal Notice at the same price and under the same terms and conditions (the “Drag-Along Shares”);

(b)                                 Subject to Section 4.5, the sale of the Drag-Along Shares shall be completed on the proposed date of transfer as set out in the Disposal Notice or such other dates as agreed by and among Wanda Holdcos, the proposed transferee and the holders of the Drag-Along Shares.

(c)                                  Shareholders who transfer Drag-Along Shares pursuant to this Section 4.3 shall not be required to make any representation or warranty in respect of the business or assets of the Company.

(d)                                 Notwithstanding anything to the contrary herein, Wanda Holdcos shall not exercise the Drag-Along Right if:

(i)                                     A Wanda Holdco or any of its Affiliates has a material interest in such Disposal which is not proportionately conferred upon the Co-Investors; or

(ii)                                  A Wanda Holdco does not exercise the Drag-Along Right with regard to Equity Securities held by all of its Permitted Transferees.

(e)                                  Subject to Section 4.3(d), if a holder of Drag-Along Shares fails to sell the Drag-Along Shares pursuant to Section 4.3(b), the holders of the Drag-Along Shares shall be deemed to have irrevocably appointed any Person nominated therefor by the Company or a Wanda Holdco as its authorized representative:

(i)                                     to sell the Drag-Along Shares on its behalf, execute all necessary transfer documents and do all other necessary acts; and

(ii)                                  to collect on trust for the benefit of the holders of the Drag-Along Shares the consideration paid by the transferee for the purchase of the Drag-Along Shares.

(f)                                   Upon the completion of the sale of the Drag-Along Shares pursuant to this Section 4.3, the Company shall, subject to the requirements of the applicable laws, immediately register the proposed transferee (or its nominee) as the holder of the Drag-Along Shares and no Shareholder, Director or other Person may challenge the effectiveness of such procedure.

4.4                               Right of First Refusal in the Event of Disposal by Wanda HoldCos.

(a)                                 Notwithstanding the provision of Section 4.3(a), if the Disposal Price is lower than the total purchase price paid by the Co-Investors in their investment in Wanda Sports & Media Co. Limited divided by the total number of Class A

Ordinary Shares acquired by the Co-Investors under the Share Exchange Agreement (as adjusted in case of changes in share capital such as share subdivision and issue of bonus shares), then subject to Section 4.4(g), the Co-Investors shall, within twenty (20) Business Days after receipt of the Disposal Notice from the Wanda Holdco intending to Dispose of the Disposal Shares (the “Disposal Acceptance Period”), have the right to give a written notice (“Election Notice”), to the Company and such Wanda Holdco, to elect to purchase:

(i)                                     the number of Shares which shall be calculated by multiplying such Co-Investor’s Corresponding Transferee Ratio by the number of Disposal Shares; and

(ii)                                  the number of Disposal Shares which has not been accepted by other Co-Investors under Section 4.4(a)(i) (and specifying the maximum number of the Disposal Shares that it is willing to acquire) (“Additional Disposal Shares”) (if a Co-Investor does not specify the maximum number of Additional Disposal Shares in the Election Notice, such Co-Investor shall be deemed to have confirmed that it is not willing to acquire any Additional Disposal Shares). If the aggregate number of Disposal Shares the Co-Investors are willing to acquire as specified in their Election Notices exceeds the total number of Disposal Shares, then the Additional Disposal Shares will be allocated to each of such Co-Investors who have confirmed that they are willing to acquire the Additional Disposal Shares in proportion to, for each such Co-Investor, the ratio calculated by dividing the Shares held of such Co-Investor in the Company by the total number of Shares held by all Co-Investors who have confirmed that they are willing to acquire the Additional Disposal Shares, but no such allocation shall be made to any Co-Investor in excess of the maximum amount specified by such Co-Investor in its Election Notice. Additional Disposal Shares shall continue to be allocated for acquisition on this basis until all of the Additional Disposal Shares have been allocated and acquired, provided that the allocation of Additional Disposal Shares shall be completed within the period of twenty-two (22) Business Days from the date of issue of the Disposal Notice by such Wanda Holdco.

(b)                                 If a Co-Investor fails to deliver an Election Notice within the Disposal Acceptance Period, it shall be deemed to have irrevocably waived its right of first refusal under this Section 4.4.

(c)                                  In the event there is any fractional entitlement caused by the allocation provided in Section 4.4(a), the Board may in its absolute discretion round up or down such fractional entitlement, provided that such rounding does not result in any Co-Investor being allocated with a number of Disposal Shares greater than the number of Disposal Shares such Co-Investor is willing to acquire as specified in its Election Notice.

(d)                                 If the Co-Investors have pursuant to this Section 4.4 delivered Election Notices in respect of all of the Disposal Shares, then, subject to Section 4.4(g):

(i)                                     Such Wanda Holdco shall sell such Disposal Shares to such Co-Investors who have delivered Election Notices; and

(ii)                                  such Co-Investors who have delivered Election Notices shall purchase such Disposal Shares and that such Wanda Holdco shall warrant its complete title to such Disposal Shares and that such Disposal Shares are free from Encumbrances.

(e)                                  Subject to Sections 4.4(g) and 4.5, if the Co-Investors have delivered Election Notices in respect of all the Disposal Shares, during the period of twenty (20) Business Days from the completion of allocation of the Disposal Shares under Section 4.4(a):

(i)                                     the Co-Investors who have served Election Notices pursuant to Section 4.4(a) shall:

(A)                               pay such Wanda Holdco an amount equal to the Disposal Price multiplied by the number of the Disposal Shares being acquired by such Co-Investor; and

(B)                               do all such things that are necessary to be done by such Co-Investor for completing the acquisition of such Disposal Shares by such Co-Investor.

(ii)                                  Such Wanda Holdco shall do all things that are necessary to be done by them for completing the sale of Disposal Shares to such Co-Investors, including providing share certificates (if any) of such Disposal Shares to such Co-Investors.

(f)                                   Subject to Sections 4.4(g) and 4.5, if such Wanda Holdco does not sell all Disposal Shares by the proposed date of transfer as provided in the Disposal Notice, then it may not Dispose of any such Disposal Shares without giving another Disposal Notice and complying with the requirements under this Section 4.4 again.

(g)                                  Unless the Co-Investors have served Election Notices and elected in the aggregate to purchase all the Disposal Shares pursuant to Section 4.4, such Wanda Holdco may, on terms and conditions (including the Disposal Price) no more favorable (to the proposed transferee) than those set out in the Disposal Notice, Dispose of all of the Disposal Shares to the proposed transferees provided in the Disposal Notice and may, subject to Section 4.3(d), exercise its Drag-Along Right according to the requirements under Section 4.3 in respect of all Equity Securities held by the Co-Investors.

4.5                               Extension. In the event that:

(a)                                 Section 4.4 is applicable and the Co-Investors have exercised their right of first refusal under Section 4.4 and, if the Disposal of any Disposal Share fails to be completed within the period of twenty (20) Business Days provided in Section 4.4(e); or

(b)                                 Section 4.3 is applicable and, if the Disposal of any Disposal Share fails to be completed before the proposed transfer date set out in the Disposal Notice;

and such failure is caused by lack of regulatory approvals without which such Disposal would violate applicable laws, then the time period for completing such Disposal shall be deemed to be extended for a period of not exceeding sixty (60) Business Days from the expiration of the original time period (or such other period as may be agreed in writing by Wanda Holdcos and all other Shareholders). Wanda Holdcos and the proposed transferee shall endeavour to ensure that all applicable regulatory approvals are obtained in time for completing such Disposal.

4.6                               Other Disposals. Sections 4.3, 4.4 and 4.5 shall apply, if Wanda Holdcos:

(a)                                 Dispose of any equity securities in any Subsidiary of the Company, or

(b)                                 use any other means

such that all or substantially all of the business or assets of the Group will be Disposed of.

4.7                               Tag-Along Right of Co-Investors.

(a)                                 Other than a Disposal of Equity Securities made according Sections 4.1(a) and (b), if the proposed transferee provided in the Disposal Notice is not a Shareholder, and Wanda Holdcos do not state in the Disposal Notice that they wish to exercise the Drag-Along Right in respect of the Shares held by any other Shareholders, each such other Shareholder may within a period of twenty (20) Business Days after the issue of the Disposal Notice (the “Tag-Along Period”) give notice to the Wanda Holdco intending to Dispose of the Disposal Shares (the “Tag-Along Notice”) confirming its willingness to sell certain number of Equity Securities held by it that does not exceed its Corresponding Ratio (the “Tag-Along Shares”) at the same time when such Wanda Holdco Disposes of the Disposal Shares, to the same proposed transferee as provided in the Disposal Notice, at the same Disposal Price and on the same terms and conditions on which such Wanda Holdco Disposes of the Disposal Shares. Any Shareholder that fails to give such Wanda Holdco a Tag-Along Notice within the Tag-Along Period shall be deemed to have declined to exercise its tag-along right under this Section 4.7.

(b)                                 If such Wanda Holdco receives a Tag-Along Notice under Section 4.7(a), the Disposal Shares can only be Disposed of to the proposed transferee if the proposed transferee agrees to purchase all of the Tag-Along Shares at the same time as and pursuant to the same terms and conditions under which the Disposal

Shares are Disposed of by such Wanda Holdco (however, the Shareholders selling the Tag-Along Shares shall not be required to make any representation or warranty in respect of the business or assets of the Company).

4.8                               Refusal to Register.

(a)                                 The Shareholders shall, to the extent permissible under applicable laws, procure that on the date of a Disposal under this Section 4, a Board meeting be held to approve the Disposal and to register the transfer of the Disposal Shares into the register of members of the Company.

(b)                                 Subject to compliance with all applicable laws, the Directors may not register any transfer of shares if the transfer is not made in accordance with Section 3, Section 4 or Section 8. Any registration made in breach of this Section 4.8(b) shall be invalid.

(c)                                  To ensure that a Disposal of Equity Securities has complied with Section 4.8(b), the Board may request the Shareholder intending to Dispose of Equity Securities or any transferee named in the Disposal documents lodged for registration to provide such information and evidence as the Board may reasonably consider as necessary or relevant to enable the Board to consider whether any Disposal of Equity Securities is in breach of this Agreement or whether any Shareholder has to make a Compulsory Disposal with regard to Equity Securities. If such Shareholder or transferee fails to provide the requested information or evidence to the satisfaction of the Directors (acting reasonably) within twenty (20) Business Days after the request is made by the Board, the Directors may refuse to make register the transfer of such Equity Securities.

4.9                               Records for Inspection. In the event that Wanda Holdcos Dispose of Equity Securities pursuant to this Section 4, Wanda Holdcos shall, within ten (10) Business Days after the completion of the transfer of the Disposal Shares, deliver to the Company the following documents for inspection by all Shareholders:

(a)                                 copies of the executed transfer documents and/or agreement (if any); and

(b)                                 if the transferee is a new Shareholder, a copy of the Deed of Adherence duly executed by such transferee.

4.10                        Termination. The provisions of this Section 4 shall terminate upon completion of an IPO.

SECTION 5

NO AVOIDANCE AND LEGEND

5.1                               No Avoidance. The Parties agree that the Transfer restrictions in this Agreement shall not be capable of being avoided by the holding of shares through one or more entities in which interests may be transferred free of such restrictions. Any Transfer of Equity Securities of a Party, and any issuance of Equity Securities of a Party other than on a pro rata basis to shareholders of such Party, shall be deemed to be a Transfer of a pro rata portion of the Equity Securities directly or indirectly held by such Party.

5.2                               Legend.

(a)                                 Each certificate representing the Shares of the Company shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS’ AGREEMENT, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

(b)                                 Each Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Equity Securities represented by certificates bearing the legend referred to in Section 5.2(a) to enforce the provisions of this Agreement.

5.3                               Termination. The provisions of this Section 5 shall terminate upon completion of an IPO.

SECTION 6

RELATED PARTY AND OTHER TRANSACTIONS

6.1                               No Repurchase or Redemption. Prior to an IPO, the Company shall not redeem or repurchase any Equity Securities without the prior written consent of all the Co-Investors, provided that no such consent shall be required for any redemption or repurchase of Equity Securities in proportion to the Proportionate Portion of each Shareholder.

6.2                               Related Party Transactions.

(a)                                 Prior to an IPO, before the Group carries out any of the following matters, Wanda Holdcos shall consult with the Co-Investors, and shall act in good faith to (i) require the Directors nominated and appointed by them to comply with their fiduciary duties as Directors and (ii) to act in the best interest of the Group on the following matters:

(i)                                     any transaction between the Group and any Affiliate of a Wanda Holdco (excluding any Group Member); and

(ii)                                  any other matter in which a Wanda Holdco or any of its Affiliates (excluding any Group Member) has a material interest that is different from the interest of other Shareholders (except for any interest attributed to such Wanda Holdco’s ownership of Shares);

provided that the above provisions shall not apply to any exercise of rights or performance of obligations by a Wanda Holdco or its Affiliates under this Agreement, the Share Exchange Agreement, the Cooperation Agreement Term Sheet, or certain consulting and advisory services for sponsorship activation provided by the Group to Affiliates of Wanda Holdcos in the ordinary course of the Group’s operations from time to time and on an arm’s length basis.

(b)                                 In case of any loss suffered by the Group as a result of a breach of Section 6.2(a) by a Wanda Holdco, such Wanda Holdco shall, at its discretion, either indemnify the Group for the losses suffered by the Group or indemnify the Co-Investors directly for the losses suffered by them as holders of Shares.

6.3                               Equity Financing. Prior to an IPO, the Shareholders shall exercise their rights and cause the Directors they nominate and appoint such that the prior consent of any Co-Investor that holds, together with its Affiliates, at least 5% of the issued Shares is required for any issuance of Equity Securities by the Company in an equity financing that reflects an equity value of the Company less than the total purchase price paid by the Co-Investors in their investment in Wanda Sports & Media Co. Limited divided by 13.21%, except for any issuance of Equity Securities in connection with an acquisition or under an Equity Incentive Plan.

6.4                               IDG’s Right to Appoint Board Observer.

IDG shall be entitled to appoint one (1) observer (the “IDG Observer”) to the Board. The IDG Observer shall be entitled to attend meetings of the Board and receive copy of all notices, minutes, consents and other material that are provided to the Directors at the same time and in the same manner as provided to the Directors, but shall not have any voting right in respect of matters submitted to the Board.

Unless otherwise agreed in writing by the Company, the right of IDG to IDG Observer to the Board under the Share Exchange Agreement shall not be available to any transferee of Equity Securities held by IDG other than a Permitted Transferee of IDG. In such event, IDG and the Company shall consult with each other in good faith regarding any right to appoint any observer to the Board.

6.5                               Dividend. The Company agrees that all Shareholders are entitled to dividends, as declared from time to time, in proportion to the Proportionate Portion of each Shareholder.

6.6                               Prevailing Agreement. If there is any conflict between this Agreement and any Charter Documents of a Group Member, the Parties shall comply with the terms of this Agreement to the full extent applicable.

6.7                               Termination. The provisions of this Section 6 shall terminate upon completion of an IPO.

SECTION 7

FINANCIAL INFORMATION

7.1                               Financial Information. The Company shall provide to all Shareholders the following financial information:

(a)                                 as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)                                 as soon as the same become available, but in any event within sixty (60) days after the end of each financial quarter, its unaudited consolidated financial statements for that financial quarter; and

(c)                                  as soon as the same become available, but in any event within sixty (60) days after the end of each month, its unaudited combined management accounts for that month.

7.2                               Audit Right. At any time on or after January 1, 2020, in the event that (i) an IPO has not been consummated by December 31, 2019 and (ii) the audited consolidated financial statements of the Group Members have not been provided in accordance with Section 7.1(a), any Co-Investors holding no less than thirty percent (30%) of the Shares acquired by all of the Co-Investors under the Share Exchange Agreement, if they deem necessary, shall be entitled to conduct audit of the financial accounts of the Group at their own expense (provided that such audit shall not affect the ordinary operation of the Group and shall be conducted with a high degree of confidentiality). The Company shall, and shall cause its Subsidiaries to, fully cooperate with such Shareholders in completing the audit as soon as possible.

7.4                               Termination. The provisions of this Section 7 shall terminate upon completion of an IPO.

SECTION 8

BANKRUPTCY AND MATERIAL ADVERSE CHANGE

8.1                               Bankruptcy and Material Adverse Change.

(a)                                 If any Event of Bankruptcy and Material Adverse Change occurs in relation to any of the Co-Investors (each a “Relevant Shareholder”), such Relevant Shareholder shall, within three (3) Business Days of the occurrence of such event, issue a Notice of Sale (the “Relevant Notice”) to the Company and the other Shareholders. Either or both Wanda Holdcos may exercise their right of first refusal with respect to the Sale Shares under Section 3.2, and the provisions of Section 3.2 shall apply mutatis mutandis, except that:

(i)                                     The Sale Price shall be:

(A)                               in case of a Bankruptcy Event, the Fair Market Value of the Sale Shares; or

(B)                               in case of an event provided in Section 8.1(b)(ii), the lower of (1) the Fair Market Value of the Sale Shares, and (2) the net asset value of the Company (as shown in the audited accounts for the financial year immediately preceding the date on which the Event of Bankruptcy and Material Adverse Change occurs), multiplied by the number of Sale Shares held by the Relevant Shareholder, and divided by the total number of Shares in issue.

(ii)                                  The Acceptance Period shall be a period of twenty (20) Business Days following the issue of the Independent Expert Certificate.

(b)                                 With respect to any Co-Investor and its Permitted Transferees, an “Event of Bankruptcy and Material Adverse Change” refers to any of the following events:

(i)                                     a Bankruptcy Event occurs in respect of such Co-Investor or its holding company, and

(ii)                                  there has been material adverse change in the financial position of such Co-Investor such that it is unable to perform any of its obligations hereunder.

(c)                                  Wanda Holdcos and the Relevant Shareholder shall agree in writing on an expert (the “Independent Expert”) who shall act as an expert and not as an arbitrator and who shall be instructed to determine the fair market value (“Fair Market Value”) of the Sale Shares for the purposes of Section 8.1(a)(i). The Company shall appoint such Independent Expert within one (1) Business Day after the Wanda Holdcos and Relevant Shareholders enter into such written agreement. If Wanda Holdcos and the Relevant Shareholder are unable to agree on the Independent Expert within eight (8) Business Days of the Relevant Notice, the Independent Expert shall be designated by the Hong Kong Institute of Certified Public Accountants or by such other qualified body as may be reasonably agreed between Wanda Holdcos and the Relevant Shareholder. The Independent Expert shall as soon as practicable, and in any event not more than twenty (20) Business Days following his appointment, submit to all Shareholders and the Company a certificate (the “Independent Expert Certificate”) setting out the Sale Price under Section 8.1(a)(i). All Shareholders and the Company shall use their best endeavours to provide the Independent Expert, on a timely basis, with such information and assistance as the Independent Expert shall reasonably request in order to enable him to make his determination.

(d)                                 In determining the Fair Market Value of the Sale Shares, in addition to taking into account such other factors which the Independent Expert considers appropriate and the requirements under applicable laws, the Independent Expert shall be instructed to:

(i)                                     determine the equity value of the Group and allocate such value among all the issued Shares; and

(ii)                                  assume the Disposal is between a buyer willing to purchase and a seller willing to sell, and that the Group is carrying on its business as a going concern.

(e)                                  In the absence of manifest error, the determination of the Sale Price by the Independent Expert shall be final, conclusive and binding on all Shareholders.

(f)                                   The costs of the Independent Expert shall be borne by the Relevant Shareholder.

(g)                                  From the date of issue of the Relevant Notice, except for the Disposal of Equity Securities pursuant to this Section 8, the Relevant Shareholder shall not

Dispose of any Equity Securities and shall not enjoy or exercise its rights under the provisions provided herein.

(h)                                 Section 8 shall not prejudice the other rights of the Company and non- Relevant Shareholders in any Event of Bankruptcy and Material Adverse Change.

8.2                               Termination. The provisions of this Section 8 shall terminate upon completion of an IPO.

SECTION 9

DEMAND REGISTRATIONS

9.1                               Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the consummation of the IPO, any of the Initiating Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration). Upon receipt of such a request, the Company shall promptly (x) give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) use reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered with the Commission. The Company shall be obligated to consummate no more than two (2) Registrations initiated by the Co-Investor Initiating Holders and no more than two (2) Registrations initiated by the Wanda Initiating Holders pursuant to this Section 9.1 that have been declared and ordered effective.

9.2                               Registration on Form F-3 or Form S-3. The Company shall use reasonable best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3, any of the Initiating Holders may request the Company to file a Registration Statement on Form F-3 or Form S-3, including without limitation any Registration Statement filed under the Securities Act providing for the Registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall promptly (i) give written notice of the proposed Registration to all other Holders and (ii) use commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. There shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 9.1. Nevertheless, the Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12) month period pursuant to this Section 9.2. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to consummate any Registration pursuant to this Section 9.2 if the aggregate offering price to the public of such Registration is less than USD 5,000,000.

9.3                               Right of Deferral.

(a)                                 The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 9:

(i)                                     if, within ten (10) Business Days of the receipt of any request of the Holders to Register any Registrable Securities under Section 9.1, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 10 (other than an Exempt Registration); or

(ii)                                  during the period starting with the date of filing by the Company (as estimated by the Company in good faith) of, and ending six (6) months following the effective date of, any Registration Statement pertaining to Shares other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 10.

(b)                                 If, after receiving a request from Holders pursuant to Section 9.1 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not defer such filing for more than ninety (90) days on any one occasion or more than twice during any twelve (12) month period; provided, further, that the Company may not Register any other Equity Securities during such period (except for Exempt Registrations). A demand right shall not be deemed to have been exercised until such deferred Registration shall have been effected.

9.4                               Underwritten Offerings. If, in connection with a request to Register the Registrable Securities under Section 9.1, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 9.1. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering the holders of at least a majority of the voting power of all Registrable Securities proposed to be included in such Registration and reasonably acceptable to the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) advise the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 9.1, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all Equity Securities other than Registrable Securities from the Registration and underwritten offering. Among Registrable Securities requested to be Registered, the number of Registrable Securities that may be included in the Registration and underwritten offering shall be allocated among all the holders of all Registrable Securities requested to be Registered in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such holders. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration.

SECTION 10

PIGGYBACK REGISTRATIONS

10.1                        Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly (and at least thirty (30) days prior to filing any Registration Statement) give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) Business Days after delivery of such notice, the Company shall include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. Registration of Registrable Securities pursuant to this Section 10.1 shall not be deemed to be a demand registration as described in Section 9.1 above. There shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 10.1.

10.2                        Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 10.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 11.3.

10.3                        Underwriting Requirements.

(a)                                 In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 10 unless such Holder’s

Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters; provided that each Holder consents (which consent shall not be unreasonable withheld) to the underwriting discount and selling commissions applicable to such Holder and such terms are not less favorable than that applicable to the Company in the case of an offering that includes Shares to be newly issued and sold by the Company; and provided further that the underwriting discount and selling commissions applicable to such Holder will be agreed upon between the underwriter or underwriters and the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration and underwritten offering in other cases. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 10 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude up to seventy five percent (75%) of the Registrable Securities requested to be Registered (unless such Registration is in connection with an IPO in which case the Registrable Securities may be excluded beyond this amount if the managing underwriter(s) make the determination described above), but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all non-excluded Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included.

(b)                                 If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

10.4                        Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 10 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants under an Equity Incentive Plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).

SECTION 11

REGISTRATION PROCEDURES

11.1                        Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least two thirds in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(b)                                 prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(c)                                  furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus and any supplement thereto in each case including all exhibits and documents incorporated by reference therein, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 use reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the Applicable Securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions unless the Company is already subject to service of process in such jurisdiction;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(f)                                   promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (i) any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information, (ii) the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose (and the Company shall use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued), or (iii) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with applicable laws, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with applicable laws;

(g)                                  furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion and disclosure letter, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) comfort letters dated as of (x) the effective date of the final Registration Statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)                                 otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable Registration Statement; and

(i)                                     take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded.

11.2                        Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be necessary and required to effect the Registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any Registration requested pursuant to Section 9 if, as a result of the application of the preceding sentence, the number of Shares or the anticipated aggregate offering price of the Registrable Securities to be included in the Registration fails to reach or exceed the number of Shares or the anticipated aggregate offering price originally required to trigger the Company’s obligation to initiate such registration as specified in Section 9.

11.3                        Expenses of Registration. All expenses, excluding the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable and documented fees and disbursement of one counsel for all selling Holders in any one Registration, shall be borne by the Company.

11.4                        Delay of Registration. No Holder shall have any right to obtain or seek any Governmental Order or otherwise delay any such Registration as the result of any controversy that might arise with respect to the interpretation or implementation of any of Section 9 to Section 13.

SECTION 12

REGISTRATION RELATED INDEMNIFICATION

12.1                        Company Indemnity.

(a)                                 In the event of a Registration under this Agreement, to the maximum extent permitted by applicable laws, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, employees, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under applicable laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or Person who controls (as defined in the Securities Act) such Holder or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)                                 The indemnity agreement contained in this Section 12.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

(c)                                  The indemnity agreement contained in this Section 12.1 shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party under this Section 12.1 and shall survive the transfer of securities by such Holder or any indemnified party.

12.2                        Holder Indemnity.

(a)                                 In the event of a Registration under this Agreement, to the maximum extent permitted by applicable laws, each selling Holder that has included Registrable Securities in a Registration will, severally but not jointly, indemnify and hold harmless the Company, its directors and officers, each other Holder selling securities in connection with such Registration, any underwriter (as defined in the Securities Act), and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 12.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 12.2 (when combined with any amounts paid by such Holder pursuant to Section 12.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(b)                                 The indemnity contained in this Section 12.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

12.3                        Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 12.1 or Section 12.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 12.1 or Section 12.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 12, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 12. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

12.4                        Contribution. If any indemnification provided for in Section 12.1 or Section 12.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 12.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

12.5                        Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

12.6                        Survival. The obligations of the Company and Holders under this Section 12 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

SECTION 13

ADDITIONAL REGISTRATION RELATED UNDERTAKINGS

13.1                        Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144, at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c)                                  promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of (A) Rule 144, (B) all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, (C) at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

13.2                        “Market Stand-Off” Agreement.

(a)                                 Each Holder hereby undertakes to the Company that, during the period (the “Lock-up Period”) of duration (up to, but not exceeding, one hundred and eighty (180) days unless extended as provided below) specified in the relevant underwriting agreement by the Company and an underwriter of the Class A Ordinary Shares, following the date of the final prospectus which forms a part of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Equity Securities held by it at any time during such period except Registrable Securities included in such registration, if any. Each Holder agrees to execute an agreement with said underwriters in customary form consistent with the provisions of this Section 13.2, provided, however, that (i) all directors, officers and holders of the outstanding Class A Ordinary Shares shall sign substantially identical agreements and (ii) the agreement permits transfers to Affiliates or other transferees if, in each case, the transferee enters into a substantially similar agreement.

(b)                                 In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such Lock-up Period and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 13.2.

(c)                                  Notwithstanding the foregoing, the obligations described in this Section 13.2 shall not apply to a registration relating solely to an Equity Incentive Plan on Form S-8 or Form F-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or Form F-8 or similar forms which may be promulgated in the future.

13.3                        Termination of Registration Rights. The registration rights set forth in Section 9 and Section 10 of this Agreement shall terminate on the earlier of (i) the date that is four (4) years from the date of closing of an IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

13.4                        Intent. If the Company effects an offering in the United States in the form of American Depositary Shares, the Holders shall have the same rights as provided in Section 9 through Section 12 with respect to the sale of their Registrable Securities in the form of American Depositary Shares.

SECTION 14

TERMINATION

14.1                        Termination. Subject to Section 14.2 below, this Agreement shall terminate (a) with respect to all Parties, upon mutual consent of the Parties, or (b) with respect to any Shareholder, upon the time it no longer holds any Shares.

14.2                        Effect of Termination. If this Agreement is terminated pursuant to Section 14.1, it shall become void and of no further force and effect solely in respect of the relevant Party(ies), except for the provisions of this Section 14.2, Section 15, Section 16, Section 17 (other than Section 17.1) and Section 18 which shall survive such termination; provided, that such termination shall be without prejudice to the rights of any Party in respect of any breach of this Agreement by any other Parties prior to such termination.

14.3                        Termination of Certain Provisions in the Existing Investment Agreement. Upon the execution of this Agreement, Article 9 (Issuance of Relevant Securities), Article 10 (Transfer Restrictions), Article 11 (Disposal of Relevant Securities), Article 12 (Board of Directors and Matters Related to the Group), Article 13 (Audit Right and Information Right), Article 14 (Dividend), Article 16 (Management Agreements) Article 17 (Bankruptcy and Material Adverse Change) and Article 18 (Confidential Information) of the Existing Investment Agreement shall be terminated and of no further force or effect.

SECTION 15

CONFIDENTIALITY

15.1                        General. Each Party undertakes to each other Party that, without prior written consent of the concerned Party, no Confidential Information will be disclosed to any third party. For the purposes of this Agreement, “Confidential Information” with respect to the terms of this Agreement and the Share Exchange Agreement, the fact that this Agreement and the Share Exchange Agreement exist and any and all documents, materials or information regarding or relating to, directly or indirectly, the transactions contemplated hereby and thereby; with respect to the Company, its “Confidential Information” shall also include any and all documents, materials and information regarding or relating to, directly or indirectly, members of the Group, their respective Affiliates and their and their Affiliates’ respective businesses (including, without limitation, its and their respective investors, financing sources, partners, employees, officers, directors, managers, consultants, representatives, analyses, models, securities positions, purchases, sales, investments, activities, affairs, products, markets, condition (financial or other), operations, assets, liabilities, results of operations, cash flows, value, structure, marketing practices and techniques, business strategies and capabilities, business plans, projections and prospects, including, without limitation, technical, commercial, financial, accounting, legal and administrative information, and regulatory, commercial and other business or similar relationships, any information that is a trade secret within the meaning of applicable trade secret laws, and any other transactions or matters), whether prepared by the Company, its Representatives or otherwise and irrespective of the form of communication, that is furnished, delivered or disclosed to the receiving Party, its Affiliates or any of the Representatives of such Party or its Affiliates, by or on behalf of the Company or any of the Representatives of the Company in connection with the transactions contemplated hereby.

15.2                        Disclosure to Representatives. Each Party may disclose the Confidential Information to its Affiliates, and their directors, officers, agents, employees, advisors and consultants (collectively, “Representatives”) on a need-to-know basis; provided that such Representatives understand the confidentiality of the received information, and are bound by confidentiality obligations similar to such provided herein or confidentiality obligations that apply to professionals. The Parties agree to procure that their Representatives do not disclose any Confidential Information to any other Person except in accordance with the provisions set forth in this Section 15.

15.3                        Other Exceptions. The above provisions of Section 15.1 shall not apply to:

(a)                                 disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of its Representatives in violation of this Agreement or any other obligation of confidentiality to which a Party or any of its Representatives are bound, or otherwise through its fault or the fault of any of its Representatives;

(b)                                 disclosure, after giving prior notice to the concerned Party to the extent permitted by applicable laws, pursuant to any law or legal process or a subpoena, order or other legal or similar requirement made, promulgated or imposed by a court or by a judicial, regulatory, self-regulatory (including stock exchange) or legislative body, organization, commission, agency or committee or otherwise in connection with any judicial or administrative proceeding or any other Governmental Order; or

(c)                                  disclosure by a Party to any Person upon the written consent of the concerned Party.

15.4                        Notification. Subject to Sections 15.1 to 15.3, once any Co-Investor becomes aware of any unauthorized disclosure or use of the Group’s Confidential Information, such Co-Investor shall notify the Company immediately.

15.5                        Publicity. Except with the Parties’ prior written consent, no publicity release, public announcement or other disclosure shall be made by any Party concerning any transactions contemplated hereby other than by the Company in connection with an IPO.

SECTION 16

NOTICES

16.1                        Notices. Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number, with a copy to its e-mail address (if any) set out below (or such other address or fax number as the addressee has by five (5) Business Days’ prior written notice specified to the other Parties). Any notice, demand or other communication given or made by letter between countries shall be delivered by international commercial overnight delivery service or courier (such as Federal Express or DHL). Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (a) if delivered in person or by messenger, when proof of delivery is obtained by the delivering Party; (b) if sent by post within the same country, on the third (3rd) Business Day following posting, and if sent by post to another country, on the seventh (7th) Business Day following posting; (c) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch; and (d) if given or made by email, upon dispatch and the receipt of an email reply confirming receipt.

16.2                        Contact Information. The initial address, facsimile and email for each Party for the purposes of this Agreement are:

if to the Co-Investors:

IDG-Accel China Capital II L.P.

IDG-Accel China Capital II Investors L.P.

IDG China Capital Fund III L.P.

IDG China Capital III Investors L.P.

Achieve Square Holdings Limited

Facsimile: (852) 2529 1016

Attention: Chi Sing Ho

Email: simon_ho@idgvc.mo

Address: Unit 5505, 55th Floor, the Center, 99 Queen’s Road, Hong Kong

with a copy to:

Facsimile: (8610) 8512 0225

Attention: Dai Qiang and Liu Yi

Email: qiang_dai@idgcapital.com, yi_liu@idgcapital

Address: 6th Floor, Tower A, COFCO Plaza, 8 Jianguomennei Dajie,

Beijing, 100005, P.R. China

Orient Pearl Media Sports Holdings Limited

Office: (852) 2152 9889

Attention: Peter Wong

Address: peter.wong@cmccap.com

Shengke Limited

Facsimile: (8610) 6581 1108

Attention: Liu Chengye and Liu Feiqin

Email: liuchengye@yifang.cn, liufeiqin@yifang.cn

Address: 12th floor, Block A, Wanda Plaza, 93 Jianguo Road, Chaoyang

District, Beijing

China Point (CAY) Special Situations Fund SPC - China Point Special

Situations Fund I SP

Facsimile: (852) 2523 4507

Attention: James KO

Email: james.k.ko@gmail.com

Address: 3901B, Far East Finance Centre, 16 Harcourt Road, Admiralty,

Hong Kong

Zhu Xiang International Investment Limited

Facsimile: (8610) 6608 8061

Attention: Zhao Jun

Email: zhaojun@reorientcapital.com.cn

Address: No.8, Gong Men Kou Heng Hutong, Fu Cheng Men Nei Avenue,

Xicheng District, Beijing, China (北京市西城区阜成门内大街宫门口横胡同8号)

if to a Wanda HoldCo or the Company:

Facsimile:

Attention: Sally Su

Email: Suli14@wanda.cn

Address: 9/F, Tower B, Wanda Plaza, 93 Jianguo Road, Chaoyang

District, 100022, Beijing, PRC

SECTION 17

MISCELLANEOUS PROVISIONS

17.1                        Further Assurance. Each Party shall from time to time and at all times hereafter make, do, execute or cause to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, which may reasonably be required to give full effect to the terms of this Agreement or to vest in any other Party such other Party’s full rights and entitlements hereunder.

17.2                        Entire Agreement. This Agreement, and any documents referred to in it, constitute the entire agreement between the Parties and supersedes and extinguishes all previous drafts, agreements, arrangements and understandings between them, whether written or oral, relating to its subject matter.

17.3                        Amendments and Waivers. No amendment of this Agreement shall be effective unless made in writing and signed by the Company, Wanda HoldCos and each Co-Investor.

17.4                        Costs. Save as expressly provided otherwise in this Agreement, all costs in connection with the negotiation, preparation, execution and performance of this Agreement, and any documents referred to in it, shall be borne by the Party that incurred the costs.

17.5                        Severance.

(a)                                 If any provision of this Agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

(b)                                 If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the Parties.

17.6                        Third Party Rights. The Contract (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) shall not apply to this Agreement and no Person other than the Parties shall have any rights under it, nor shall it be enforceable by any Person other than the Parties.

17.7                        Successors and Assigns. Except as otherwise expressly provided herein, the rights and obligations of each Party under this Agreement shall continue for the benefit of, and shall be binding on, its successors and permitted assigns. Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Shareholder (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that a Shareholder may transfer or assign any of its rights, interests or obligations hereunder to any Person to whom such Shareholder transfers Shares in compliance with the terms of this Agreement, provided that such Person signs a deed of adherence in the form attached hereto as Exhibit A or in any other form as may be agreed among the Parties from time to time (“Deed of Adherence”).

17.8                        Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each Party had signed the same document.

17.9                        Effectiveness and Validity. This Agreement shall become effective upon execution and delivery of this Agreement by each of the Parties.

17.10                 Aggregation of Shares. All Shares held or acquired by a Shareholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights of such Shareholder under this Agreement.

17.11                 Shareholders’ Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Articles, the terms of this Agreement shall control. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Articles so as to eliminate such inconsistency. Notwithstanding the foregoing, if an IPO is not consummated by November 30, 2019, the Parties shall take all necessary actions to have the Articles amended and restated to reflect to terms of this Agreement on or before December 31, 2019.

SECTION 18

GOVERNING LAW AND JURISDICTION

18.1                        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without giving effect to its conflicts of law principles.

18.2                        Arbitration.

(a)                                 Any dispute or claim arising out of or in connection with or relating to this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision), shall be finally resolved by arbitration in Hong Kong under the auspices of the Arbitration Center and in accordance with the Hong Kong International Arbitration Center Administered Arbitration Rules (the “HKIAC Arbitration Rules”) in force when the Notice of Arbitration is submitted and as may be amended by the rest of this Section 18.2(a). For the purpose of such arbitration, there shall be three arbitrators (the “Arbitration Board”). The plaintiff(s) shall jointly select one arbitrator and the defendant(s) shall jointly select one arbitrator. All selections shall be made within thirty (30) days after the selecting Party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the Arbitration Center shall select the third arbitrator. If any arbitrator to be appointed by a Party has not been appointed and consented to participate within thirty (30) days after the selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Arbitration Center. The language of the arbitration shall be English.

(b)                                 The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 18.1. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

(c)                                  Any award made by the Arbitration Board shall be final and binding on each of the Parties that were parties to the dispute. The Parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of law for the award of the Arbitration Board, and a Party shall not challenge or resist the enforcement action taken by any other Party in whose favor an award of the Arbitration Board was given.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WANDA SPORTS GROUP COMPANY LIMITED

By:	/s/ Zhang Lin
Name: ZHANG Lin
Title: Director

WANDA SPORTS & MEDIA (HONG KONG) HOLDING CO. LIMITED

By:	/s/ Zhang Lin
Name: ZHANG Lin
Title: Director

INFRONT INTERNATIONAL HOLDINGS AG

By:	/s/ Zhang Lin
Name: ZHANG Lin
Title: Director

By:	/s/ Yang Hengming
Name: Yang Hengming
Title: Director

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

IDG-ACCEL CHINA CAPITAL II L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Title:	Authorized Signatory

IDG-ACCEL CHINA CAPITAL II INVESTORS L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Title:	Authorized Signatory

IDG CHINA CAPITAL FUND III L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Title:	Authorized Signatory

IDG CHINA CAPITAL III INVESTORS L.P.

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Title:	Authorized Signatory

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

ACHIEVE SQUARE HOLDINGS LIMITED

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Title:	Authorized Signatory

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

ORIENT PEARL MEDIA SPORTS HOLDINGS LIMITED

By:	/s/ Xian Chen
	Name:	Xian Chen
	Title:	Director

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

SHENGKE LIMITED

By:	/s/ James Sun
	Name:	James Sun
	Title:	Director

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

CHINA POINT (CAY) SPECIAL SITUATIONS FUND SPC —
CHINA POINT SPECIAL SITUATIONS FUND I SP

By:	/s/ Ko Hin Ting James
	Name:	Ko Hin Ting James
	Title:	Director

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

ZHU XIANG INTERNATIONAL INVESTMENT LIMITED

By:	/s/ Cao Guanye
	Name:	Cao Guanye
	Title:	Director

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]

Schedule A

List of Shareholders and Ownership and Voting Rights

				Percentage
	Number of	Ordinary	Percentage	of Voting
Shareholder	Shares	Shares	Ownership	Rights
HoldCos:
Infront International Holdings AG (IIHAG)	92,216,209	Class B	54.46%	60.45%
Wanda Sports & Media (Hong Kong) Holding Co. Limited (HoldCo1)	54,751,498	Class B	32.33%	35.89%
Sub-Total:	146,967,707	Class B	86.79%	96.34%

Co-Investors:
IDG-Accel China Capital II L.P.	2,532,806	Class A	1.50%	0.42%
IDG-Accel China Capital II Investors L.P.	112,975	Class A	0.07%	0.02%
IDG China Capital Fund III L.P.	2,923,588	Class A	1.73%	0.48%
IDG China Capital III Investors L.P.	383,638	Class A	0.23%	0.06%
Achieve Square Holdings Limited	3,307,227	Class A	1.95%	0.54%
Orient Pearl Media Sports Holdings Limited	4,769,021	Class A	2.82%	0.78%
Shengke Limited	3,836,383	Class A	2.27%	0.63%
China Point (CAY) Special Situations Fund SPC — China Point Special Situations Fund I SP	2,645,781	Class A	1.56%	0.43%
Zhu Xiang International Investment Limited	1,852,047	Class A	1.09%	0.30%
Sub-Total:	22,363,466	Class A	13.21%	3.66%

Total:	169,331,173		100.00%	100.00%

EXHIBIT A

Form of Deed of Adherence for A Transferee

DEED OF ADHERENCE made on the [•] day of [•], 20[•]

BETWEEN:

(1)                                 Wanda Sports Group Company Limited, a limited liability company incorporated and existing under the laws of Hong Kong (the “Company”); and

(2)                                 [Name of New Shareholder], a company incorporated and existing under the laws of [jurisdiction of incorporation] with its registered office at [•] (the “New Shareholder”).

RECITALS:

(A)                               On the 31st day of May, 2019, the Company and its Shareholders entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) to which a form of this Deed is attached as Exhibit A.

(B)                               The New Shareholder wishes to have transferred to him/her/it [•] shares (the “Shares”) in the capital of the Company from [•] (the “Old Shareholder”) and in accordance with Section [•] of the Shareholders’ Agreement has agreed to enter into this Deed.

(C)                               The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW THIS DEED WITNESSES as follows:

1.                                      Interpretation. In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders’ Agreement shall have the same meanings when used herein.

2.                                      Covenant. The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders’ Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of a Shareholder holding the same number of Class A Ordinary Shares as the Shares imposed pursuant to the provisions of the Shareholders’ Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders’ Agreement since the date thereof.

3.                                      Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders’ Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Old Shareholder (other than those that are non-assignable) under the Shareholders’ Agreement in each case as if the New Shareholder had been an original party to the Shareholders’ Agreement since the date thereof.

4.                                      Governing Law. THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HKSAR.

IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

WANDA SPORTS GROUP COMPANY LIMITED

SIGNED SEALED AND DELIVERED	)
as a DEED in the name of Wanda Sports Group Company Limited	)
by its duly authorized representative [•]	)
in the presence of:	)

[NAME OF NEW SHAREHOLDER]

SIGNED SEALED AND DELIVERED	)
as a DEED in the name of	)
[New Shareholder]	)
by its duly authorized representative [•]	)
in the presence of:	)